Exhibit 99.1

AMENDED AND RESTATED DEBT REPAYMENT AGREEMENT

This Amended and Restated Debt Repayment Agreement (this “Agreement”) is entered into as of May 22, 2024, effective upon the closing of the Offering (as defined below), by and between BANZAI INTERNATIONAL, INC. (f/k/a 7GC & Co. Holdings Inc.), a Delaware corporation (the “Company”), and YA II PN, LTD., a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), in respect of (i) that certain Convertible Promissory Note, dated December 14, 2023, made by the Company in favor of Yorkville in the original principal amount of $2,000,000 (the “December Promissory Note”); (ii) that certain Convertible Promissory Note, dated February 5, 2024, made by the Company in favor of Yorkville in the original principal amount of $1,000,000 (the “February Promissory Note”); and (iii) that certain Convertible Promissory Note, dated March 26, 2024, made by the Company in favor of Yorkville in the original principal amount of $1,500,000 (the “March Promissory Note,” together with the December Promissory, the “Outstanding Promissory Notes”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Promissory Notes.

RECITALS

A. As of May 3, 2024 the Company and Yorkville entered into a Debt Repayment Agreement (the “Original Debt Repayment Agreement”) pursuant to which in connection with, and upon completion of, the Company’s registered sale of (a) shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (b) warrants to purchase one share of Class A Common Stock (the “Warrants”), and (c) pre-funded Warrants to purchase shares of Class A Common Stock (the “Pre-Funded Warrants”), in a registered offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-278871), as may be amended from time to time, the Company would use $2,000,000 of the proceeds of the Offering to redeem a portion of the outstanding Principal and Interest under the Promissory Notes; and Yorkville, would, subject to the receipt by Yorkville of the repayment proceeds, not (i) deliver to the Company any Investor Notice (as defined in that certain Standby Equity Purchase Agreement, dated as of December 14, 2023, made by and between Yorkville and the Company (the “SEPA”)) pursuant to the SEPA, or (ii) exercise its right to convert all or any portion of any Principal and Interest outstanding under the Outstanding Promissory Notes pursuant to Section (3)(a) of the Promissory Notes for a period of ninety (90) days.

B. The Company and Yorkville desire to amend and restate the Original Debt Repayment Agreement in accordance with the terms set forth herein.

C. As of the date hereof, the February Promissory Note has been fully repaid, with no obligations remaining thereunder, and there remains outstanding under the Outstanding Promissory Notes in the aggregate $2,700,000 of Principal and no Interest.

D. Pursuant to Section (1)(d) of each of the Outstanding Promissory Notes, the Company has the option to redeem early a portion or all amounts outstanding under the Outstanding Promissory Notes, subject to certain conditions (the “Redemption Right”).

E. The Company intends to issue and sell (a) shares of its Class A common Stock, (b) Warrants, and (c) Pre-Funded Warrants, in a registered offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-278871), as amended (the “Offering”).

F. The Company intends to use $750,000 of the proceeds of the Offering (the “Repayment Proceeds”) to redeem a portion of the outstanding Principal and Interest under the Promissory Notes (the “Repayment”).

G. The Company and Yorkville each desire that, in connection with the Repayment and subject to the receipt by Yorkville of the Repayment Proceeds, Yorkville shall not (i) deliver to the Company any Investor Notice (as defined in the SEPA) pursuant to the SEPA, or (ii) exercise its right to convert all or any portion of any Principal and Interest outstanding under the Outstanding Promissory Notes pursuant to Section (3)(a) of the Promissory Notes (the “Conversion Right”) for the duration of the Standstill Period (as defined below).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Yorkville hereby acknowledges and agrees to the following:

1. Amendment and Restatement. This Agreement amends and restates the Original Debt Repayment Agreement in its entirety.

2. Repayment of Debt. Upon closing of the Offering, and payment of the Repayment Proceeds by the Company to Yorkville, the Repayment Proceeds shall be applied to, and shall extinguish in full, $750,000 of the outstanding balance of Principal and Interest on the Promissory Notes.

3. Acknowledgement and Waiver of Conditions. Yorkville hereby unconditionally and irrevocably waives any conditions to the Company’s ability to exercise its Redemption Right, other than the requirement to pay the Payment Premium, which Prepayment Premium shall be satisfied through delivery of an Advance Notice (the “Advance Notice”) from the Company to Yorkville for such number of Class A Common Stock that the Company reasonably believes would be sufficient to result in net proceeds of approximately $75,000, and the net proceeds of the Advance Notice up to $75,000 shall be paid to Yorkville as the Payment Premium (with any surplus being paid to the Company). If the net proceeds of the Advance Notice are less than $75,000, the Company shall pay the balance to Yorkville in cash.

4. Standstill. Within three Business Days of the closing of the Offering, the Company shall (i) pay to Yorkville the Repayment Proceeds, and (ii) deliver to Yorkville the Advance Notice (collectively, the “Company Deliverables”). Yorkville agrees that for the period commencing on the date of the closing of the Offering and ending on the date that is ninety (90) days after the closing of the Offering (the “Standstill Period”): (A) it will not (i) deliver to the Company any Investor Notice pursuant to the SEPA or (ii) exercise its Conversion Right; and (B) any obligation of the Company to make any monthly payments pursuant to Section 1(c) of the Promissory Notes shall be suspended; provided that the Standstill Period shall terminate if the Company Deliverables are not made in the timeframe set forth above, and provided further, that the Company shall seek any consents necessary to allow Yorkville to issue Investor Notices or exercise its Conversion Right after a period of sixty (60) days following the closing of the Offering.

5. Amendment to Floor Price. Upon commencement of the Standstill Period, the Floor Price, as described in each of the Outstanding Promissory Notes, shall be adjusted to $0.10.

6. Extension of Maturity Date. Upon commencement of the Standstill Period, the Maturity Date of each of the Promissory Notes shall be extended to the date that is one hundred and twenty (120) days after the closing of the Offering.

7. Termination. If the closing of the Offering does not occur within seven (7) days of the date hereof, this Agreement shall terminate and be null and void.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and is deemed by the parties to have been made, executed and delivered in, the State of Delaware.

9. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Executed signature pages of this Agreement may be delivered to the parties by electronic transmission, and the parties may rely on any such signature page for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

BANZAI INTERNATIONAL, INC.

By:	/s/Joseph Davy
Name: Joseph Davy
Title: Chief Executive Officer

YORKVILLE:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:	/s/ Michael Rosselli
Name: Michael Rosselli
Title: Partner

[Signature Page to Debt Repayment Agreement]